UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27120	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, the Company’s Board of Directors designated Ryan D. Lake, C.P.A, who is the Company’s Director of Finance, to assume the additional roles of the Company’s principal financial officer and principal accounting officer, until the Board of Directors elects a new Chief Financial Officer. During this interim period, Mr. Lake will report directly to the Company’s President and Chief Executive Officer, Joseph W. Kaufmann.

Mr. Lake, age 31, was appointed Director of Finance in October 2008. Mr. Lake has served in various senior roles at the Company since 2002. He had previously held the position of Director of Accounting since 2007. From 2005 to 2007, Mr. Lake served the Company as Senior Accounting and Compliance Manager. From 2003 to 2005, Mr. Lake served the Company as General Accounting Manager. From 1999 until he joined the Company in 2002, Mr. Lake was an Accounting and Audit Senior at the public accounting firm Deloitte & Touche, LLP. Prior to that, Mr. Lake was an accountant at the forensic accounting firm Nihill & Riedley, P.C. Mr. Lake holds a B.S. degree in Accounting from West Chester University of Pennsylvania and is a Certified Public Accountant in the Commonwealth of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

By:	/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer

Dated: October 28, 2008

3